                                                                    Exhibit 4.7
                              ELLIOTT ASSOCIATES, L.P.
                                  712 FIFTH AVENUE
                              NEW YORK, NEW YORK 10019

November 13, 1998

Gantos, Inc.
1266 East Main Street, 5th Floor
Stamford, Connecticut 06902

State Street Bank and Trust Company
225 Asylum Street, 23rd Floor
Hartford, Connecticut 06103

Ladies and Gentlemen:

          This letter hereby confirms the consent of the undersigned, in accordance with Section 10.02 of the Indenture, dated as of April 1, 1995 between Gantos, Inc. (the "Company") and State Street Bank and Trust Company, as successor trustee, as amended by Supplemental Indenture No. 1, dated as of December 15, 1997 ("Supplemental Indenture No. 1" and, together with the Indenture, the "Indenture"), to the restructuring of the following principal payments:

          The undersigned hereby consents that payment of the Pro-Rata share of the principal amount of the Notes due to be paid on the July 1, 1998 sinking fund redemption date ($774,725.87), as set forth in Section 3.01(b) of the Indenture, shall be postponed until May 1, 1999.

          The undersigned understands that payment of 50% of the Pro-Rata share of the principal amount of the Notes due to be paid on the January 1, 1999 sinking fund redemption date ($387,362.94) will be so paid, and hereby consents that payment of 50% of the Pro-Rata share of the principal amount of the Notes due to be paid on the January 1, 1999 sinking fund redemption date ($387,362.93), as set forth in Section 3.01(b) of the Indenture, shall be postponed until February 15, 1999; PROVIDED, HOWEVER, that, in the event that the Company's availability under the Loan and Security Agreement with Foothill Capital Corporation, as agent, for December 31, 1998 exceeds its required availability for its business operations in January 1998 by an amount greater than or equal to $387,362.93, the Company shall not postpone any part of the January 1, 1999 sinking fund payment to any holder of the Notes but shall instead make the entire January 1, 1999 sinking fund payment of $774,725.87 when due.

          Interest shall accrue on the principal amount of the Notes postponed hereby at the rate of 12.75% per annum until payment is made.

          Within five (5) days after the date of this letter, the Company shall issue to the undersigned additional warrants (substantially in the form annexed hereto) exercisable until November

12, 2003 to purchase the undersigned's pro rata portion of 225,000 Gantos Common Shares at an exercise price of $0.01 per share as consideration for further postponing the July 1, 1998 payment of principal and the January 1, 1999 payment of principal under the Notes. The payment of such consideration shall not change the amount of principal and interest due with respect to the outstanding Notes. The Company shall use its reasonable good faith efforts to register the Gantos Common Shares underlying the warrants on or prior to January 15, 1999 in accordance with the terms of the Registration Rights Agreement that the Company is currently negotiating with the undersigned.

          In addition, as additional consideration for postponing the July 1, 1998 and January 1, 1999 payments of principal under the Notes, the Company shall pay the legal fees and expenses of Kleinberg, Kaplan, Wolff & Cohen, P.C. on behalf of the undersigned incurred in connection with the negotiation of this letter, the warrants to be issued hereunder and the registration of such warrants.

          Other than as expressly set forth in this letter, the provisions of the letters among the parties hereto dated as of June 30, 1998 and September 24, 1998 shall remain unchanged and in full force and effect.

          If this letter is acceptable, please so indicate by countersigning this letter in the places indicated.

                                       ELLIOTT ASSOCIATES, L.P.


                                       By: /s/ Paul Singer
                                          -------------------------------------
                                          Paul E. Singer, General Partner

Accepted:

GANTOS, INC.


By: /s/ Arlene H. Stern
   ------------------------------
     Its: President & CEO
          -----------------------

Accepted:

STATE STREET BANK AND TRUST COMPANY,
  AS TRUSTEE


By: /s/ Robert C. Butzier
   ------------------------------
     Its: Vice President
          -----------------------

November 13, 1998

Gantos, Inc.
1266 East Main Street, 5th Floor
Stamford, Connecticut 06902

State Street Bank and Trust Company
225 Asylum Street, 23rd Floor
Hartford, Connecticut 06103

Ladies and Gentlemen:

          This letter hereby confirms the consent of the undersigned, in accordance with Section 10.02 of the Indenture, dated as of April 1, 1995 between Gantos, Inc. (the "Company") and State Street Bank and Trust Company, as successor trustee, as amended by Supplemental Indenture No. 1, dated as of December 15, 1997 ("Supplemental Indenture No. 1" and, together with the Indenture, the "Indenture"), to the restructuring of the following principal payments:

          The undersigned hereby consents that payment of the Pro-Rata share of the principal amount of the Notes due to be paid on the July 1, 1998 sinking fund redemption date ($774,725.87), as set forth in Section 3.01(b) of the Indenture, may be postponed until May 1, 1999.

          The undersigned hereby consents that payment of 50% of the Pro-Rata share of the principal amount of the Notes due to be paid on the January 1, 1999 sinking fund redemption date ($387,362.93), as set forth in Section 3.01(b) of the Indenture, may be postponed until February 15, 1999.

          Interest shall accrue on the principal amount of the Notes postponed hereby at the rate of 12.75% per annum until payment is made.

          Within five (5) days after the date of this letter, the Company shall issue to the undersigned warrants (substantially in the form annexed hereto) exercisable until November 12, 2003 to purchase the undersigned's pro rata portion of 225,000 Gantos Common Shares at an exercise price of $0.01 per share as consideration for further postponing the July 1, 1998 payment of principal and the January 1, 1999 payment of principal under the Notes. In addition, the warrants previously issued to the undersigned shall be repriced from $1.625 to $0.75. The payment of such consideration shall not change the amount of principal and interest due with respect to the outstanding Notes.

          If this letter is acceptable, please so indicate by countersigning this letter in the places indicated.

                                       GORDIAN GROUP, L.P.


                                       By: /s/ Patricia J. Caldwell
                                          -------------------------------------

                                               Its: Partner
                                                   ----------------------------

Accepted:

GANTOS, INC.


By: /s/ Arlene H. Stern
   --------------------------------

        Its: President & CEO
            -----------------------

Accepted:

STATE STREET BANK AND TRUST COMPANY,
  AS TRUSTEE


By: /s/ Robert C. Butzier
   --------------------------------

        Its: Vice President
            -----------------------

November 13, 1998

Gantos, Inc.
1266 East Main Street, 5th Floor
Stamford, Connecticut 06902

State Street Bank and Trust Company
225 Asylum Street, 23rd Floor
Hartford, Connecticut 06103

Ladies and Gentlemen:

          This letter hereby confirms the consent of the undersigned, in accordance with Section 10.02 of the Indenture, dated as of April 1, 1995 between Gantos, Inc. (the "Company") and State Street Bank and Trust Company, as successor trustee, as amended by Supplemental Indenture No. 1, dated as of December 15, 1997 ("Supplemental Indenture No. 1" and, together with the Indenture, the "Indenture"), to the restructuring of the following principal payments:

          The undersigned hereby consents that payment of the Pro-Rata share of the principal amount of the Notes due to be paid on the July 1, 1998 sinking fund redemption date ($774,725.87), as set forth in Section 3.01(b) of the Indenture, may be postponed until May 1, 1999.

          The undersigned hereby consents that payment of 50% of the Pro-Rata share of the principal amount of the Notes due to be paid on the January 1, 1999 sinking fund redemption date ($387,362.93), as set forth in Section 3.01(b) of the Indenture, may be postponed until February 15, 1999.

          Interest shall accrue on the principal amount of the Notes postponed hereby at the rate of 12.75% per annum until payment is made.

          Within five (5) days after the date of this letter, the Company shall issue to the undersigned warrants (substantially in the form annexed hereto) exercisable until November 12, 2003 to purchase the undersigned's pro rata portion of 225,000 Gantos Common Shares at an exercise price of $0.01 per share as consideration for further postponing the July 1, 1998 payment of principal and the January 1, 1999 payment of principal under the Notes. In addition, the warrants previously issued to the undersigned shall be repriced from $1.625 to $0.75. The payment of such consideration shall not change the amount of principal and interest due with respect to the outstanding Notes.

          If this letter is acceptable, please so indicate by countersigning this letter in the places indicated.

                                       CARDINAL CAPITAL MANAGEMENT, LLC
                                         FOR CARDINAL RECOVERY PARTNERS AND
                                         FOR ARGYLE, L.T.D.


                                       By: /s/ Hannah H. Strasser
                                          -------------------------------------

                                               Its: Managing Director
                                                   ----------------------------

Accepted:

GANTOS, INC.


By: /s/ Arlene H. Stern
   --------------------------------

        Its: President & CEO
            -----------------------

Accepted:

STATE STREET BANK AND TRUST COMPANY,
  AS TRUSTEE


By: /s/ Robert C. Butzier
   --------------------------------
        Its: Vice President
            -----------------------

FIRST                                        NBD Bank
CHICAGO                                              701 First National Building
NBD                                                  Detroit, Michigan 48226
                                                     Telephone: (313) 225-4334
                                                     Fax: (313) 225-4355
FRANCELLE E. FULTON                                  Internet: Francelle-Fulton@
First Vice President                                 em.FCNBD.com



November 13, 1998

Gantos, Inc.
1266 East Main Street, 5th Floor
Stamford, Connecticut  06902

State Street Bank and Trust Company
225 Asylum Street, 23rd Floor
Hartford, Connecticut  06103

Ladies and Gentlemen:

This letter hereby confirms the consent of the undersigned, in accordance with
Section 10.02 of the Indenture, dated as of April 1, 1995 between Gantos, Inc. (the "Company") and State Street Bank and Trust Company, as successor trustee, as amended by Supplemental Indenture No. 1, dated as of December 15, 1997 ("Supplemental Indenture No. 1" and, together with the Indenture, the "Indenture"), to the restructuring of the following principal payments:

     The undersigned hereby consents that payment of the Pro-Rata share of the principal amount of the Notes due to be paid on the July 1, 1998 sinking fund redemption date ($774,725.87), as set forth in Section 3.01(b) of the Indenture, may be postponed until May 1, 1999.

     The undersigned hereby consents that payment of 50% of the Pro-Rata share of the principal amount of the Notes due to be paid on the January 1, 1999 sinking fund redemption date ($387,362.93), as set forth in Section 3.01(b) of the Indenture, may be postponed until February 15, 1999.

     Interest shall accrue on the principal amount of the Notes postponed hereby at the rate of 12.75% per annum until payment is made.

Within five (5) days after the date of this letter, the Company shall issue to the undersigned warrants (substantially in the form annexed hereto) exercisable until November 12, 2003 to purchase the undersigned's pro rata portion of 225,000 Gantos Common Shares at an exercise price of $0.01 per share as consideration for further postponing the July 1, 1998 payment of principal and the January 1, 1999 payment of principal under the Notes. In addition, the warrants previously issued to the undersigned shall be repriced from $1.625 to $0.75. The payment of such consideration shall not change the amount of principal and interest due with respect to the outstanding Notes.

FIRST
CHICAGO

NBD                                                           November 13, 1998



If this letter is acceptable, please so indicate by countersigning this letter in the places indicated.


                                       NBD BANK F/K/A NBD BANK, N.A.


                                       By: /s/ Francelle E. Fulton
                                          ------------------------------------
                                          Francelle E. Fulton
                                          Its: First Vice President

Accepted:

GANTOS, INC.


By: /s/ Arlene H. Stern
   --------------------------------

        Its: President & CEO
            -----------------------

Accepted:

STATE STREET BANK AND TRUST COMPANY,
  AS TRUSTEE


By: /s/ Robert C. Butzier
   --------------------------------
        Its: Vice President
            -----------------------




                                       2